EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Mercury Systems, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 333‑53291, 333-101993, 333-112990, 333-124294, 333-129929, 333-139019, 333-139020, 333-149046, 333-156364, 333-163705, 333-163707, 333-172775, 333-177770, 333-177771, 333-183240, 333-183240, and 333-184756) on Form S-8 and the registration statement (No. 333-175978) on Form S-3 of Mercury Systems, Inc. of our report dated August 16, 2013, with respect to the consolidated balance sheets of Mercury Systems, Inc. and subsidiaries as of June 30, 2013 and 2012, and the related consolidated statements of operations and comprehensive income (loss), shareholders’ equity, and cash flows, for each of the years in the three-year period ended June 30, 2013, and the related consolidated financial statement Schedule II, and the effectiveness of internal control over financial reporting as of June 30, 2013, which report appears in the June 30, 2013 annual report on Form 10-K of Mercury Systems, Inc.
Our report dated August 16, 2013, on the effectiveness of internal control over financial reporting as of June 30, 2013, contains an explanatory paragraph that states management excluded from its assessment of the effectiveness of Mercury Systems, Inc.’s internal control over financial reporting as of June 30, 2013 Micronetics, Inc. and subsidiaries internal control over financial reporting associated with total assets of 23 percent (of which 16 percent represented goodwill and intangible assets included within the scope of the assessment) and total revenues of 17 percent included in the consolidated financial statements of Mercury Systems, Inc. and subsidiaries as of and for the year ended June 30, 2013. Our audit of internal control over financial reporting of Mercury Systems, Inc. also excluded an evaluation of the internal control over financial reporting of Micronetics, Inc. and subsidiaries.

/s/ KPMG LLP
Boston, Massachusetts
August 16, 2013